Exhibit 4.1

BRIGHTHOUSE FINANCIAL, INC.,

as Issuer,

METLIFE, INC.,

as Guarantor,

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

DATED AS OF JUNE 22, 2017

3.700% SENIOR NOTES DUE 2027

4.700% SENIOR NOTES DUE 2047

CROSS-REFERENCE TABLE (1)

SECTION OF TRUST INDENTURE ACT OF 1939, AS AMENDED	SECTION OF INDENTURE

310(a)	Inapplicable
310(b)	7.08
310(c)	Inapplicable
311(a)	7.13
311(b)	7.13
311(c)	Inapplicable
312(a)	2.05
312(b)	5.02(c)
312(c)	Inapplicable
313(a)	5.04(a)
313(b)	5.04(b)
313(c)	5.04(b)
313(d)	Inapplicable
314(a)	Inapplicable
314(b)	Inapplicable
314(c)	Inapplicable
314(d)	Inapplicable
314(e)	Inapplicable
314(f)	Inapplicable
315(a)	Inapplicable
315(b)	Inapplicable
315(c)	Inapplicable
315(d)	Inapplicable
315(e)	Inapplicable
316(a)	Inapplicable
316(b)	Inapplicable
316(c)	Inapplicable
317(a)	Inapplicable
317(b)	Inapplicable
318(a)	Inapplicable

(1)	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

TABLE OF CONTENTS

		PAGE

ARTICLE I	DEFINITIONS	1

SECTION 1.01	Definitions of Terms	1

2027 Exchange Notes	1
2027 Original Notes	2
2027 Notes	2
2047 Exchange Notes	2
2047 Original Notes	2
2047 Notes	2
Additional Amounts	2
Additional Interest	2
Additional Notes	2
Affiliate	2
Agent	2
Agent Members	2
Bankruptcy Law	2
Board of Directors	2
Board Resolution	3
Brighthouse Holdings Contribution	3
Brighthouse Insurance	3
Brighthouse Stock Distribution Event	3
Business Day	3
Certificated Notes	3
Clearstream	3
Commission	3
Company	3
Corporate Trust Office	3
Custodian	3
Default	3
Depositary	4
DTC	4
Euroclear	4
Event of Default	4
Exchange Notes	4
Exchange Offer	4
FATCA	4
Foreign Person	4
Global Notes	4
Governmental Obligations	4
Guarantee	4
Guarantor	4
Holder	5
Indebtedness	5

- i -

Indenture	5
Initial Purchasers	5
Institutional Accredited Investors	5
Interest Payment Date	5
Note Custodian	5
Notes	5
Officers’ Certificate	5
Opinion of Counsel	6
Original Issue Date	6
Outstanding	6
Paying Agent	6
Permanent Regulation S Global Notes	6
Person	6
Private Placement Legend	6
QIB	7
Redemption Date	7
Redemption Price	7
Register	7
Registrar	7
Registration Rights Agreement	7
Regulation S	7
Regulation S Global Notes	7
Relevant Taxing Jurisdiction	7
Responsible Officer	7
Restricted Certificated Notes	7
Restricted Global Notes	7
Rule 144A	7
Rule 144A Global Notes	7
Securities Act	8
Special Mandatory Redemption Date	8
Stated Maturity	8
Subsidiary	8
Taxes	8
Temporary Regulation S Global Notes	8
Transfer Restricted Security	8
Trust Indenture Act	8
Trustee	8
U.S. Person	8
Unrestricted Certificated Notes	8
Unrestricted Global Notes	8
Voting Stock	8

ARTICLE II	THE NOTES	9

SECTION 2.01	Form and Dating	9
SECTION 2.02	Execution and Authentication	9
SECTION 2.03	Registrar and Paying Agent	10

- ii -

- iii -

- iv -

- v -

EXHIBITS

Exhibit A	Form of 2027 Original Note/2047 Original Note

Exhibit B	Form of 2027 Exchange Note/2047 Exchange Note

Exhibit C(1)	Form of Regulation S Certification

Exhibit C(2)	Form of Certificate To Be Delivered upon Exchange or Registration of Transfer of Notes

Exhibit D	Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors

Exhibit E	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S

Exhibit F	Incumbency Certificate

- vi -

INDENTURE, dated as of June 22, 2017, between Brighthouse Financial, Inc., a Delaware corporation (the “Company”), MetLife, Inc., a Delaware corporation, as guarantor (the “Guarantor”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the creation and issuance of $1,500,000,000 principal amount of its 3.700% Senior Notes due 2027 (the “2027 Notes”) and $1,500,000,000 principal amount of its 4.700% Senior Notes due 2047 (the “2047 Notes” and, together with the 2027 Notes, the “Notes”).

WHEREAS, to provide for the issuance of the Notes, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Company has duly authorized that the Indenture provide, among other things, for the authentication, delivery and administration of the Notes issued on and after the date hereof; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the premises and the purchases of the Notes by the Holders thereof, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the 2027 Notes and the 2047 Notes.

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions of Terms.

The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, or that are by reference in such Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

“2027 Exchange Notes” means notes issued by the Company hereunder containing terms identical to the 2027 Original Notes (except (i) that interest thereon shall accrue from the last date on which interest was paid on the 2027 Original Notes or, if no such interest has been paid, from the Original Issue Date, (ii) that the legend or legends relating to transferability and other related matters set forth on the 2027 Original Notes, including the Private Placement Legend, shall be removed or appropriately altered and (iii) as otherwise set forth herein), to be offered to Holders of 2027 Original Notes in exchange for 2027 Exchange Notes pursuant to the Exchange Offer.

“2027 Original Notes” means the Company’s 3.700% Senior Notes due 2027.

“2027 Notes” means the 2027 Original Notes and the 2027 Exchange Notes, if any, that are issued under this Indenture, as amended or supplemented from time to time.

“2047 Exchange Notes” means notes issued by the Company hereunder containing terms identical to the 2047 Original Notes (except (i) that interest thereon shall accrue from the last date on which interest was paid on the 2047 Original Notes or, if no such interest has been paid, from the Original Issue Date, (ii) that the legend or legends relating to transferability and other related matters set forth on the 2047 Original Notes, including the Private Placement Legend, shall be removed or appropriately altered and (iii) as otherwise set forth herein), to be offered to Holders of 2047 Original Notes in exchange for 2047 Exchange Notes pursuant to the Exchange Offer.

“2047 Original Notes” means the Company’s 4.700% Senior Notes due 2047.

“2047 Notes” means the 2047 Original Notes and the 2047 Exchange Notes, if any, that are issued under this Indenture, as amended or supplemented from time to time.

“Additional Amounts” has the meaning set forth in Section 4.02.

“Additional Interest” means all additional interest then owing pursuant to Section 2 of the Registration Rights Agreement.

“Additional Notes” means 2027 Notes or 2047 Notes issued after the date hereof pursuant to Article II.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. When used with respect to any Person, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” and “under common control with” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Agent Members” means members of, or participants in, the Depositary.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee of such board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of the of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification delivered to the Trustee.

“Brighthouse Holdings Contribution” means the contribution by the Guarantor of all of the voting common interests of Brighthouse Holdings, LLC, including but not limited to, its direct and indirect subsidiaries, Brighthouse Insurance, New England Life Insurance Company, Brighthouse Life Insurance Company of NY and Brighthouse Reinsurance Company of Delaware, to the Company.

“Brighthouse Insurance” means Brighthouse Life Insurance Company, an insurance operating company domiciled in Delaware, or any of its successors.

“Brighthouse Stock Distribution Event” has the meaning set forth in Section 3.02(a).

“Business Day” means any day other than a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

“Certificated Notes” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note legend pursuant to Section 2.06(h)(iv) or the Temporary Regulation S Global Note Legend.

“Clearstream” shall mean Clearstream Banking, société anonyme, Luxembourg.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means Brighthouse Financial, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at U.S. Bank National Association, 214 N. Tyron St., 27th Floor, Charlotte, North Carolina 28202.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Depositary” means, with respect to the Notes issuable in global form, the Person specified in Section 2.06 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” means any event specified in Section 6.01, continued for the period of time, if any, therein designated.

“Exchange Notes” means the 2027 Exchange Notes and the 2047 Exchange Notes.

“Exchange Offer” means a Registered Exchange Offer as defined in the Registration Rights Agreement.

“FATCA” has the meaning set forth in Section 4.02(h).

“Foreign Person” means any Person that is not a U.S. Person as defined under Regulation S.

“Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Guarantee” has the meaning set forth in Section 11.01.

“Guarantor” means MetLife, Inc., a Delaware corporation; provided that MetLife, Inc. shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

“Holder” or other similar term, means the Person in whose name a Note is registered on the books of the Registrar.

“Indebtedness” of any person means the principal of and premium, if any, and interest due on indebtedness of such Person, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed, and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, “indebtedness for money borrowed” means (i) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (iii) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such Person is a party.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Purchasers” means Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.

“Institutional Accredited Investors” means institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date,” means June 22 and December 22 of each year, commencing December 22, 2017.

“Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Notes” means the 2027 Notes and the 2047 Notes.

“Officers’ Certificate” means a certificate signed by the Chief Financial Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Controller or an Assistant Controller or the Secretary or an Assistant Secretary of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 15.08, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means an opinion, acceptable to the Trustee, in writing of legal counsel, who may be an employee of or counsel for the Company that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 15.08, if and to the extent required by the provisions thereof.

“Original Issue Date” means June 22, 2017.

“Outstanding,” when used with reference to Notes, means, subject to the provisions of Section 8.04, as of any particular time, all Notes of that series theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Notes theretofore cancelled by the Trustee or any Paying Agent, or delivered to the Trustee or any Paying Agent for cancellation or that have previously been canceled; (b) Notes or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided, however, that if such Notes or portions of such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07; and (d) Notes as to which Defeasance (as defined in Section 14.02) has been effected pursuant to Section 14.02, provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Notes beneficially owned by the Company or any other obligor upon such Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company.

“Permanent Regulation S Global Notes” means permanent Global Notes in registered form substantially in the form set forth in Exhibit A duly executed by the Company and authenticated by the Trustee as provided herein and shall bear the Private Placement Legend.

“Person” means any individual, corporation, partnership, joint-venture, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

“Private Placement Legend” means the legend set forth in Section 2.06(h).

“QIB” means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

“Redemption Date,” when used with respect to any Notes to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Register” has the meaning set forth in Section 2.03.

“Registrar” means any Person authorized by the Company to maintain an office or agency to present or surrender for registration of transfer or for exchange.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Original Issue Date between the Company and the Initial Purchasers.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the preceding June 7 or December 7, as the case may be (whether or not a Business Day).

“Regulation S” means Regulation S as promulgated under the Securities Act.

“Regulation S Global Notes” means the Temporary Regulation S Global Notes together with the Permanent Regulation S Global Notes.

“Relevant Taxing Jurisdiction” has the meaning set forth in Section 4.02.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Certificated Notes” means 2027 Original Notes or 2047 Original Notes that are represented by Certificated Notes.

“Restricted Global Notes” means 2027 Original Notes or 2047 Original Notes that are represented by Global Notes.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Notes” means permanent global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein and shall bear the Private Placement Legend.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Special Mandatory Redemption Date” means the tenth Business Day following December 31, 2017.

“Stated Maturity” means (i) June 22, 2027 with respect to the 2027 Notes, and (ii) June 22, 2047 with respect to the 2047 Notes.

“Subsidiary” means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

“Taxes” has the meaning set forth in Section 4.02.

“Temporary Regulation S Global Notes” means temporary global Note in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein and shall bear the Private Placement Legend and the Temporary Regulation S Global Note Legend in the form set forth in Exhibit A (the “Temporary Regulation S Global Note Legend”).

“Transfer Restricted Security” means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect at the date of execution of this instrument.

“Trustee” means U.S. Bank National Association and, subject to the provisions of Article Seven, shall also include its successors and assigns and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person.

“U.S. Person” means any U.S. Person as defined in Regulation S.

“Unrestricted Certificated Notes” means 2027 Exchange Notes or 2047 Exchange Notes that are represented by Certificated Notes.

“Unrestricted Global Notes” means 2027 Exchange Notes or 2047 Exchange Notes that are represented by Global Notes.

“Voting Stock,” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

ARTICLE II

THE NOTES

SECTION 2.01 Form and Dating.

Each of the 2027 Original Notes and the 2047 Original Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A. Each of the 2027 Exchange Notes and the 2047 Exchange Notes shall be substantially in the form of Exhibit B. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The 2027 Original Notes and the 2047 Original Notes offered and sold in reliance on Rule 144A shall each be issued initially in the form of Rule 144A Global Notes. The aggregate principal amount of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary or its nominee, as hereinafter provided.

The 2027 Original Notes and the 2047 Original Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of Temporary Regulation S Global Notes. At any time following 40 days after the later of the commencement of the offering of the Notes and the Original Issue Date, upon receipt by the Trustee and the Company of a duly executed certificate with respect to the 2027 Original Notes and the 2047 Original Notes, respectively, substantially in the form of Exhibit C(1), such Temporary Regulation S Global Notes shall be replaced with Permanent Regulation S Global Notes, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of each Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in such Regulation S Global Note transferred.

The Rule 144A Global Notes and the Regulation S Global Notes are sometimes referred to herein as the “Global Notes.”

SECTION 2.02 Execution and Authentication.

One officer of the Company shall sign the 2027 Notes and the 2047 Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an officer at the time of such execution but no longer holds that office or position at the time a Note is authenticated, the Note shall nevertheless be valid.

Neither the 2027 Notes or the 2047 Notes shall be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the 2027 Notes and the 2047 Notes have each been authenticated under this Indenture.

The Trustee, upon a written order of the Company signed by one officer of the Company, together with the other documents required by Section 15.08, shall authenticate (i) 2027 Original Notes for original issue on the Original Issue Date in the aggregate principal amount not to exceed $1,500,000,000, (ii) 2047 Original Notes for original issue on the Original Issue Date in the aggregate principal amount not to exceed $1,500,000,000 and (iii) Additional Notes. The Trustee, upon written order of the Company signed by one officer of the Company, together with the other documents required by Section 15.08, shall authenticate 2027 Exchange Notes and 2047 Exchange Notes; provided that such 2027 Exchange Notes and 2047 Exchange Notes shall be issuable only upon the valid surrender for cancellation of the 2027 Original Notes and 2047 Original Notes, as applicable, of a like aggregate principal amount in accordance with the Exchange Offer. Such written order of the Company shall specify the amount of 2027 Notes and 2047 Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Any series of Additional Notes shall be part of the same issue as either the 2027 Notes or the 2047 Notes, as applicable, being issued on the Issue Date and will vote on all matters as one class with such series of Notes being issued on the Original Issue Date, including, without limitation, waivers, amendments and redemptions. For the purposes of this Indenture, references to the Notes include Additional Notes, if any.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

SECTION 2.03 Registrar and Paying Agent.

The Company shall maintain a Registrar and Paying Agent. The Registrar shall keep a register of the 2027 Notes and the 2047 Notes and of their transfer and exchange (the “Register”). At the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal, the Redemption Price, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent ten days prior to the applicable payment date. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes, until such time as the Trustee has resigned or a successor has been appointed. Each of the 2027 Notes and the 2047 Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Corporate Trust Office of the Trustee.

SECTION 2.04 Paying Agents to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal and of any premium, if any, interest, if any, on the Notes, and shall promptly notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee may serve as Paying Agent for the Notes.

SECTION 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of each of the 2027 Notes and the 2047 Notes, and shall otherwise comply with § 312(a) of the Trust Indenture Act. If the Trustee is not the Registrar, the Company or the Guarantor shall furnish or cause the Registrar to furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with § 312(a) of the Trust Indenture Act.

SECTION 2.06 Transfer and Exchange.

(a) Transfer and Exchange Generally: Book Entry Provisions. Upon surrender for registration of transfer of any Note to the Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

2027 Notes may be exchanged for other 2027 Notes and 2047 Notes may be exchanged for other 2047 Notes, respectively, of any authorized denominations and of a like aggregate principal amount, upon surrender of the applicable Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.03. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing. Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the Private Placement Legend, in connection with any transfer of Transfer Restricted Securities any request for transfer shall be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of Exhibit C(2).

(b) Book-Entry Provisions for the Global Notes. The Rule 144A Global Note and Regulation S Global Note initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.06(h).

Agent Members shall have no rights under this Indenture with respect to any Rule 144A Global Note or Regulation S Global Note, as the case may be, held on their behalf by the Depositary, or the Trustee as its custodian, or under the Rule 144A Global Note or Regulation S Global Note, as the case may be, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of Rule 144A Global Note or Regulation S Global Note, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

Transfers of the Rule 144A Global Notes and the Regulation S Global Notes shall be limited to transfers of such Rule 144A Global Notes or Regulation S Global Notes in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the Rule 144A Global Notes and the Regulation S Global Notes may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of this Section 2.06. The registration of transfer and exchange of beneficial interests in the Global Note, which does not involve the issuance of Certificated Notes, shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. The Trustee shall have no responsibility or liability for any act or omission of the Depositary.

At any time (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as a Depositary for any of the Rule 144A Global Notes or the Permanent Regulation S Global Notes, as the case may be, or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture; then, at the request of the beneficial holder of an interest in the applicable Rule 144A Global Notes or Permanent Regulation S Global Notes to obtain a Certificated Note, such beneficial holder shall be entitled to obtain a Certificated Note upon written request to the Trustee and the Note Custodian in accordance with the standing instructions and procedures existing between the Note Custodian and Depositary for the issuance thereof. Upon receipt of any such request, the Trustee, or the Note Custodian at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of the applicable Rule 144A Global Notes or Permanent Regulation S Global Notes, as appropriate, to be reduced by the applicable principal amount of the Certificated Notes issued upon such request to such beneficial holder and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Certificated Note or Certificated Notes in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

(c) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any Institutional Accredited Investor that is not a QIB (other than any Foreign Person):

(i) (i) the Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) (A) the requested transfer is at least two years after the later of the Issue Date of the Notes and (B) the proposed transferee has certified to the Registrar that the requested transfer is at least two years after last date on which such Note was held by an Affiliate of the Company, or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit D and (B) such certifications, legal opinions and other information as the Trustee and the Company may reasonably request to confirm that such transaction is in compliance with the Securities Act; and

(ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the documents, if any, required by clause (i) and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

(d) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than Foreign Persons):

(i) if the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on a certificate substantially in the form of Exhibit C(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Certificated Notes or the interest in the Regulation S Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes or decrease the amount of the Regulation S Global Note so transferred.

(e) Transfers of Interests in the Temporary Regulation S Global Note. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

(i) the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Note if (x) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E stating, among other things, that the proposed transferee is a Foreign Person or (y) the proposed transferee is a QIB and the proposed transferor has checked the box provided for on a certificate substantially in the form of Exhibit C(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A; and

(ii) if the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Temporary Regulation S Global Note to be transferred, and the Trustee, as Note Custodian, shall decrease the amount of the Temporary Regulation S Global Note.

(f) Transfers to Foreign Persons. The following provisions shall apply with respect to any transfer of a Transfer Restricted Security to a Foreign Person:

(i) the Registrar shall register any proposed transfer of a Note to a Foreign Person upon receipt of a certificate substantially in the form of Exhibit E from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

(ii) (a) if the proposed transferor is an Agent Member holding a beneficial interest in the applicable Rule 144A Global Note or the applicable Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the applicable Rule 144A Global Note or cancel the Certificated Notes, as the case may be, to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable Regulation S Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall decrease the amount of the applicable Rule 144A Global Note.

(g) The Depositary. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to the Global Note. Initially, the Rule 144A Global Notes and the Regulation S Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Note Custodian for Cede & Co. Global Notes are subject to the procedures of the Depositary.

Notes in Certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes in Certificated form to the persons in whose names such Notes in Certificated form are so registered.

(h) Legends.

(i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall (x) be subject to the restrictions on transfer set forth in this Section 2.06 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each Transfer Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear the legend set forth below (the “Private Placement Legend”):

THIS 20[●] NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS 20[●] NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS 20[●] NOTE WAS ISSUED AND THE OFFERING MEMORANDUM PURSUANT TO WHICH THIS 20[●] NOTE WAS ORIGINALLY SOLD. THE HOLDER OF THE 20[●] NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF THE NOTICE OF THE RESALE RESTRICTIONS APPLICABLE TO THE 20[●] NOTE.

THIS 20[●] NOTE MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS 20[●] NOTE BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, DOES NOT AND WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND/OR SECTION 4975 OF THE CODE OR UNDER ANY PROVISIONS OF SIMILAR LAW. BY ITS ACQUISITION OR HOLDING OF THIS 20[●] NOTE, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

(a) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(b) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(b); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certifications to be substantially in the form of Exhibit D(2)).

(iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate the applicable 2027 Exchange Notes and 2047 Exchange Notes in exchange for 2027 Original Notes and 2047 Original Notes, respectively, accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legend set forth in (i) above.

(iv) Each Global Note, whether or not a Transfer Restricted Security, shall also bear the following legend on the fact thereof:

THIS 20[●] NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS 20[●] NOTE IS NOT EXCHANGEABLE FOR 20[●] NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS 20[●] NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(v) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian or the Depositary in order for the Notes to be tradable on Euroclear or Clearstream or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

(i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction. In the event of any transfer of any beneficial interest between the Rule 144A Global Note and the Regulation S Global Note in accordance with the standing procedures and instructions between the Depositary and the Note Custodian and the transfer restrictions set forth herein, the aggregate principal amount of each of the Rule 144A Global Note and the Regulation S Global Note shall be appropriately increased or decreased, as the case may be, and an endorsement shall be made on each of the Rule 144A Global Note and the Regulation S Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

(j) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer, fee or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 9.05).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required:

(a) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes for redemption under Section 3.02 and ending at the close of business on the day of such mailing; or

(b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.02.

(viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Certificated Note or Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(ix) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.02, shall authenticate a replacement Note if the Trustee’s requirements for replacement of Notes are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Company each may charge such Holder for their expenses in replacing such Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantor or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver of consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any such treasury Notes or Notes owned by the Company the Guarantor or an Affiliate thereof.

SECTION 2.10 Temporary Notes.

Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an authentication order in accordance with Section 2.02, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, as soon as practicable upon its receipt of an authentication order, authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the

Registrar or Paying Agent, and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in accordance with the Trustee’s usual procedures. The Trustee shall maintain a record of all canceled Notes. All cancelled Notes shall be delivered to the Company upon written request. Subject to Section 2.07 the Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13 Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

SECTION 2.14 CUSIP Numbers.

The Company in issuing the Notes may use a “CUSIP” number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall notify the Trustee in writing of any change to the CUSIP numbers.

SECTION 2.15 Exchange Offer.

Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer and (ii) Unrestricted Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly. Any 2027 Original Notes or 2047 Original Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of the applicable series of Notes under this Indenture.

ARTICLE III

REDEMPTION OF NOTES

SECTION 3.01 Redemption.

(a) At any time and from time to time prior to (i) March 22, 2027, in the case of the 2027 Notes (the “2027 Notes Par Call Date”), and (ii) December 22, 2046, in the case of the 2047 Notes (the “2047 Notes Par Call Date”), the applicable Notes shall be redeemable at the Company’s option, in whole or in part, at a Redemption Price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date and the “Make-Whole Redemption Amount” (as defined below).

At any time and from time to time on or after (i) the 2027 Notes Par Call Date and (ii) the 2047 Notes Par Call Date, the applicable Notes shall be redeemable at the Company’s option, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Make-Whole Redemption Amount” means the sum, as calculated by the Premium Calculation Agent, of the present values of the remaining scheduled payments of principal of and interest on the Senior Notes to be redeemed (not including any portion of those payments of interest accrued as of any Redemption Date), as if they were redeemed on the 2027 Notes Par Call Date or the 2047 Notes Par Call Date, as applicable, discounted from their respective scheduled payment dates to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, in the case of the 2027 Notes, and at the Treasury Rate plus 30, in the case of the 2047 Notes, plus, in each case, accrued and unpaid interest thereon to, but excluding, such Redemption Date.

For purposes of the preceding definition:

(i) “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Redemption Date.

(ii) “Premium Calculation Agent” means an investment banking institution of national standing appointed by the Company.

(iii) “Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security or securities selected by the Premium Calculation Agent as having a maturity or interpolated maturity (on a day-count basis) comparable to the term remaining from such Redemption Date to the Par Call Date (the “Remaining Life”)

that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

(iv) “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five applicable Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Premium Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(v) “Reference Treasury Dealers” means each of (1) Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Premium Calculation Agent after consultation with the Company.

(vi) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Premium Calculation Agent, of the bid and ask prices for the applicable Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Premium Calculation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

(b) The notice of redemption with respect to any redemption pursuant to Section 3.01 need not set forth the applicable Redemption Price but only the manner of calculation thereof as described above. The Company shall notify the Trustee of the applicable Redemption Price with respect to any redemption pursuant to Section 3.01(a) promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

(c) If less than all of the Notes of any series are to be redeemed, the Notes to be redeemed shall be selected in accordance with DTC procedures. Such Notes may be selected in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any Senior Note to be redeemed in part will not be less than $2,000), and the Trustee shall thereafter promptly notify the Company in writing of the numbers of the applicable series of Notes to be redeemed, in whole or in part; provided that if either series of the Notes are represented by one or more Global Notes interests in such Global Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

SECTION 3.02 Special Mandatory Redemption.

(a) If a Brighthouse Stock Distribution Event has not occurred on or prior to December 31, 2017, then the Company will be required to redeem each series of the Notes on the Special Mandatory Redemption Date, in whole, at 101% of the then-outstanding aggregate principal amount of the 2027 Notes or the 2047 Notes, as applicable, together with accrued and unpaid interest on the applicable series of Notes from the Original Issue Date or the last date on which interest has been paid to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption”). Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or before the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered holders as of the close of business on the relevant record dates.

A “Brighthouse Stock Distribution Event” shall occur upon completion of both (i) the Brighthouse Holdings Contribution and (ii) the consummation of the transfer by MetLife of at least 80.1% of the shares of the Company’s common stock to one or more persons, other than MetLife or any of its affiliates (excluding, for the avoidance of doubt, the MetLife Policyholder Trust), as part of the separation through a spin-off to the holders of MetLife’s common stock, a public offering of shares in an independent, publicly traded company, or a sale.

(b) The Company shall cause a notice of the Special Mandatory Redemption to be sent, with a copy to the Trustee, not later than five Business Days after the occurrence of such redemption event to each holder of the Notes at its registered address (or, if either the 2027 Notes or the 2047 Notes are represented by one or more Global Notes, transmitted in accordance with DTC’s standard procedures therefor). The notice shall specify the Special Mandatory Redemption Date and the information listed in the second paragraph of Section 3.04(a) of this Indenture. Unless the Company defaults on the payment of the Special Mandatory Redemption price with respect to the Notes Outstanding on the Special Mandatory Redemption Date, on and after such date, interest shall cease to accrue on the Notes and all rights under the Notes shall terminate.

SECTION 3.03 Tax Redemption

If, as a result of any change in, or amendment to, the laws of a Relevant Taxing Jurisdiction or the official interpretation thereof that is announced or becomes effective on or after the date a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction, the Company becomes or, based upon an Opinion of Counsel by independent counsel selected by the Company, will become obligated to pay Additional Amounts as described in Section 4.02 with respect to the Notes, then the Company may at any time at its option redeem, in whole, but not in part, the Notes on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the applicable series of Notes to, but excluding, the date fixed for redemption.

SECTION 3.04 Notice of Redemption.

(a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Notes of any series in accordance with the right reserved so to do, the Company shall, or shall cause the Trustee to, give notice of such redemption to holders of the Notes of such series to be redeemed by transmitting a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Register unless a shorter period is specified in the Notes to be redeemed with a notice given to the Trustee five Business Days prior to the notice given to Holders (unless the Trustee agrees to a shorter period). Any notice that is transmitted in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. In any case, failure duly to give such notice to the holder of any Note of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Notes of such series or any other series. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with any such restriction.

Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Notes of that series are to be redeemed, and shall state that payment of the redemption price of such Notes to be redeemed will be made at the office or agency of the Company, upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue and that the redemption is for a sinking fund, if such is the case. If less than all the Notes of a series are to be redeemed, the notice to the holders of Notes of that series to be redeemed in whole or in part shall specify the particular Notes to be so redeemed. In case any Note is to be redeemed in part only, the notice that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Note, a new Note or Notes of such series in principal amount equal to the unredeemed portion thereof will be issued. The notice shall also state the CUSIP or ISIN numbers of the Notes to be redeemed and the statement required in Section 2.14 of this Indenture.

(b) If less than all the Notes of a series are to be redeemed, the Company shall give the Trustee at least 45 days’ notice in advance of the date fixed for redemption as to the aggregate principal amount of Notes of the series to be redeemed, and thereupon the Notes shall be selected by lot or otherwise in accordance with the applicable procedures of the Depositary and that may provide for the selection of a portion or portions (equal to two thousand U.S. dollars ($2,000) or any integral multiple of one thousand U.S. dollars ($1,000) in excess thereof) of the principal amount of such Notes of a denomination larger than $2,000, the Notes to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Notes to be redeemed, in whole or in part.

The Company may, if and whenever it shall so elect, call all or any part of the Notes of a particular series for redemption and may instruct the Trustee to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such Paying Agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such Paying Agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such Paying Agent, as the case may be, such Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such Paying Agent to give any notice that may be required under the provisions of this Section.

SECTION 3.05 Payment upon Redemption.

(a) If the giving of notice of redemption shall have been completed as above provided, the Notes or portions of Notes of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and interest on such Notes or portions of Notes shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Note or portion thereof. On presentation and surrender of such Notes on or after the date fixed for redemption at the place of payment specified in the notice, said Notes shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the Holder at the close of business on the applicable record date pursuant to Section 4.01(a)).

(b) Upon presentation of any Note of such series that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Note is presented shall deliver to the holder thereof, at the expense of the Company, a new Note of the same series of authorized denominations in principal amount equal to the unredeemed portion of the Note so presented.

ARTICLE IV

CERTAIN COVENANTS

SECTION 4.01 Payment of Principal, Premium and Interest.

(a) The principal of the Notes shall be due at (i) June 22, 2027, with respect to the 2027 Notes, and (ii) June 22, 2047 with respect to the 2047 Notes. The unpaid principal amount of the Notes shall bear interest at the rate of (i) 3.700%, with respect to the 2027 Notes, and (ii) 4.700%, with respect to the 2047 Notes per year until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, commencing December 22, 2017, to the Person in whose name the applicable Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity or upon redemption shall be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 2.03 of Indenture.

(b) Payments of interest on the Notes shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

(c) Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the holders of the 2027 Original Notes shall have the right to exchange the 2027 Original Notes for the 2027 Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the 2027 Original Notes and the holders of the 2047 Original Notes shall have the right to exchange the 2047 Original Notes for the 2047 Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the 2047 Original Notes. Holders will be entitled to the payment of Additional Interest at a rate of 0.25% per annum (which rate shall increase by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, up to a maximum of 0.50% per annum on the applicable series of Notes) in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. The Company shall give the Trustee written notice of any Additional Interest that begins to accrue on the Notes as a result of this Section 4.01(c). The Trustee shall not be responsible for knowing the terms of, or monitoring, the Registration Rights Agreement.

(d) In the event that any date on which interest is payable on the Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

SECTION 4.02 Additional Amounts

The Company shall, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary in order that the net payment by the Company or the Paying Agent of the principal of and interest on each of the Notes after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge (collectively, “Taxes”) imposed by or on behalf of any jurisdiction other than the United States in which the Company or any successor in accordance with the provisions of Article X hereof is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”), will not be less than the amount provided in the applicable Notes to be then due and payable (“Additional Amounts”); provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(a) any Taxes which would not have been so imposed, withheld or deducted but for:

(1) the existence of any present or former connection between such Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the Relevant Taxing Jurisdiction, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the Relevant Taxing Jurisdiction or being or having been engaged in a trade or business in the Relevant Taxing Jurisdiction or being or having been present in the Relevant Taxing Jurisdiction or having or having had a permanent establishment in the Relevant Taxing Jurisdiction; or

(2) the failure of such Holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such Holder or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, without limitation, any documentation requirement under an applicable income tax treaty);

(b) any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the Holder or beneficial owner of such Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Note on any date during such 10-day period;

(c) any estate, inheritance, gift, sales, transfer, personal property, excise, wealth or similar Taxes;

(d) any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such Note;

(e) any Taxes which are payable by a Holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(f) any Taxes required to be withheld by any Paying Agent from any payment of principal or interest on any Note, if such payment can be made without such withholding by any other Paying Agent;

(g) any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;

(h) any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor provisions that are substantively comparable) and any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(i) any combination of items (a), (b), (c), (d), (e), (f), (g) and (h).

For purposes of this section, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a Note will not constitute a connection (1) between the Holder or beneficial owner and the Relevant Taxing Jurisdiction or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the Relevant Taxing Jurisdiction.

Any reference in this Indenture or in the Notes to principal or interest shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this Section 4.02.

Except as specifically provided in the Notes, the Company shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.

If the Company becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Company shall deliver to the Trustee on a date that is at least 30 days prior to the date of such payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to such payment date, in which case the Company shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable.

SECTION 4.03 Maintenance of Office or Agency.

So long as any Notes remain Outstanding, the Company agrees to maintain an office or agency, with respect to the Notes at such other location or locations as may be designated as provided in this Section 4.03, where (i) Notes may be presented for payment, (ii) Notes may be presented as hereinabove authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Notes and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President or a Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place of payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.04 Paying Agents.

(a) If the Company shall appoint one or more Paying Agents for all or any Notes, other than the Trustee, the Company will cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor of such Notes) in trust for the benefit of the Persons entitled thereto;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor of such Notes) to make any payment of the principal of and premium, if any or interest on the Notes when the same shall be due and payable;

(3) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4) that it will perform all other duties of Paying Agent as set forth in this Indenture.

(b) If the Company shall act as its own Paying Agent with respect to any Notes, it will on or before each due date of the principal of, and premium, if any, or interest on Notes, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal, and premium, if any, or interest so becoming due on Notes until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Notes) to take such action. Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of, and premium, if any, or interest on any Notes, deposit with the Paying Agent a sum sufficient to pay the principal, and premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

(c) Notwithstanding anything in this Section to the contrary, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 12.05, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(d) Any money or Governmental Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Note of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company at its option at the request of the Company, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 4.05 Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company shall, so long as any of the Notes are outstanding, deliver to a Responsible Officer of the Trustee, within five Business Days upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default.

SECTION 4.06 Existence.

Subject to Article X, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders.

SECTION 4.07 Payment of Taxes.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.08 Limitation on Liens on Stock of Brighthouse Insurance.

For so long as any Notes are Outstanding, neither the Company nor any Subsidiary of the Company nor, prior to a Brighthouse Stock Distribution Event, the Guarantor shall, at any time directly or indirectly create, assume, incur, guarantee or permit to exist any Indebtedness secured by a mortgage, pledge, lien, security interest, or other encumbrance (any mortgage, pledge, lien, security interest or other encumbrance being hereinafter in this Section referred to as a “lien”) on the capital stock of Brighthouse Insurance, of any successor to substantially all of the business of Brighthouse Insurance that is also a Subsidiary of the Company, or of any Person (other than the Company) having direct or indirect control of Brighthouse Insurance, without making effective provision whereby the Notes then Outstanding (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the Notes and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated or required, to provide such security) shall be equally and ratably secured with such secured Indebtedness so long as such other Indebtedness shall be secured. For purposes of this Section 4.08 only, “Indebtedness,” in addition to those items specified in Section 1.01 hereof, shall include any obligation of, or any such obligation guaranteed by, any Person for the payment of amounts due under a swap agreement or other similar instrument or agreement or foreign currency hedge exchange or similar instrument or agreement.

If the Company shall hereafter be required to secure the Notes equally and ratably with any other Indebtedness pursuant to this Section 4.08, (i) the Company will promptly deliver to the Trustee an Officers’ Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Subsidiary of the Company or, prior to a Brighthouse Stock Distribution, the Guarantor in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or supplemental indenture hereto pursuant to Article IX and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the holders of the Notes so secured.

SECTION 4.09 Limitations on Disposition of Stock of Brighthouse Insurance.

Except in a transaction governed by Article X hereof, so long as Notes of any series are Outstanding, neither the Company nor any Subsidiary of the Company nor, prior to a Brighthouse Stock Distribution, the Guarantor will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of Brighthouse Insurance, or of any successor to substantially all of the business of Brighthouse Insurance which is also a Subsidiary of the Company, or of any Person (other than the Company) having direct or indirect control of Brighthouse Insurance or any such successor. Notwithstanding the foregoing, the Company may sell or otherwise dispose of shares of capital stock of Brighthouse Insurance

(i) to any wholly owned subsidiary of the Company, (ii) for at least fair value (as determined by the Company’s Board of Directors in a Board Resolution acting in good faith) or (iii) to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Company’s request or the request of any of the Company’s Subsidiaries.

SECTION 4.10 Waiver of Certain Covenants.

The Company may, with respect to the Notes of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to any of Sections 4.07 to 4.09, inclusive, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Notes of such series shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 4.11 Appointment to Fill Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.12 Compliance with Consolidation Provisions.

The Company will not, while any of the Notes remain Outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other company unless the provisions of Article X hereof are complied with.

ARTICLE V

SECURITYHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

SECTION 5.01 Company to Furnish Trustee with Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee (a) on a monthly basis on each regular record date a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Notes as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Note Registrar.

SECTION 5.02 Preservation of Information; Communications with Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of holders of Notes received by the Trustee in its capacity as Note Registrar (if acting in such capacity).

(b) The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(c) Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Notes.

SECTION 5.03 Reports by the Company.

(a) Prior to a Brighthouse Stock Distribution Event, the Guarantor covenants and agrees to post on its public website, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports of the Guarantor on Form 10-K and periodic reports of the Guarantor on Form 10-Q, which include information on the Guarantor’s Brighthouse Financial Segment.

(b) From and after a Brighthouse Stock Distribution Event, unless the Company has filed the financial statements referred to in (1) and (2) below with the Commission in accordance with Section 5.03(c), the Company covenants and agrees to post on its public website and, within 15 days after the Company posts such financial statements or reports on its public website, to make available to the Trustee and to the Holders of the Notes, without cost to any Holder:

(1) Within 90 days after the end of each fiscal year, the Company’s audited annual financial statements, together with the related report of the Company’s independent auditors thereon, prepared in accordance with the requirements that would be applicable to such audited annual financial statements if appearing in an annual report on Form 10-K filed by the Company as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form; and

(2) Within 55 days after the end of each of the first three fiscal quarters of each fiscal year, the Company’s unaudited interim financial statements, prepared in accordance with the requirements that would be applicable to such unaudited interim financial statements if appearing in a quarterly report on Form 10-Q filed by the Company as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form.

(c) For so long as the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company covenants and agrees to file with the Trustee and to make available to the Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after the Company is required to file the same with the Commission, copies of all documents that the Company files with, or furnishes to, the Commission pursuant to the Exchange Act; or, if at any time the Company is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, then to make available to the Holders of the Notes and to prospective investors, for so long as any Notes are outstanding, in accordance with the rules and regulations prescribed from time to time by the Commission, such information as may be required pursuant to Rule 144A(d)(4) of the Exchange Act. Any such documents that are publicly available through the EDGAR system of the Commission (or any successor system) shall be deemed to have been filed with the Trustee and made available to Holders in accordance with the Company’s obligations under this Section 5.03.

(d) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

(e) The Company covenants and agrees to transmit to the Holders, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by the Trust Indenture Act and the rules and regulations prescribed from time to time by the Commission.

(f) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on such Officers’ Certificates).

SECTION 5.04 Reports by the Trustee.

(a) On or before July 15 in each year in which any of the Notes are Outstanding, the Trustee shall transmit to the Holders, as their names and addresses appear upon the Register, a brief report dated as of the preceding May 15, if and to the extent required under Section 313(a) of the Trust Indenture Act.

(b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Company, with each stock exchange upon which any Notes are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when any Notes become listed on any stock exchange.

ARTICLE VI

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

SECTION 6.01 Events of Default.

(a) Whenever used herein with respect to Notes of a particular series, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1) the Company defaults in the payment of any installment of interest upon any of the Notes of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2) the Company defaults in the payment of the principal of, or premium, if any, on any of the Notes of that series as and when the same shall become due and payable whether at maturity, upon redemption, because of acceleration or otherwise; provided, however, that a valid extension of the maturity of such Notes in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of principal or premium, if any;

(3) the Company fails to observe or perform any other of its covenants or agreements with respect to that series contained in this Indenture or otherwise established with respect to that series of Notes (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of one or more series of Notes other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes of that series at the time Outstanding;

(4) an event of default, as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed of the Company (other than a default under this Indenture with respect to Notes of any series or a default with respect to any non-recourse Indebtedness), whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in a principal amount in excess of $100,000,000 of Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given, by registered or certified United States mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Notes of that series a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a “Notice of Default” hereunder;

(5) the entry by a court of competent jurisdiction of:

(i) a decree or order for relief in respect of the Company in an involuntary proceeding under any applicable Bankruptcy Law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(ii) a decree or order adjudging the Company to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(iii) a final and non-appealable order appointing a Custodian of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; or

(6) the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) files a petition or answer or consent seeking reorganization or relief or consents to such filing or to the appointment of or taking possession by a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 60 days; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability to pay its debts generally as they become due.

(b) The Trustee shall, within 90 days after the occurrence of a Default (of which it has received written notice and which is continuing) with respect to the Notes of any series (without regard to any grace period or notice requirements), to give to the Holders of the Notes of such series notice of such Default; provided, however, that, except in the case of a Default in the payment of the principal of (and premium, if any) or interest on any Notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes of such series.

(c) If an Event of Default (other than an Event of Default specified in Sections 6.01(a)(5) or 6.01(a)(6)) with respect to Notes of any series at the time Outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes of that series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal of all the Notes of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in Sections 6.01(a)(5) or 6.01(a)(6) with respect to Notes of any series at the time Outstanding occurs, the principal amount of all the Notes of that series shall automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable.

(d) At any time after the principal of the Notes of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Notes of that series then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes of that series and the principal of, and premium, if any, on any and all Notes of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes of that series (or at the respective rates of interest of all the Notes, as the case may be) to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and (ii) any and all Events of Default under the Indenture with respect to such series, other than the nonpayment of principal on Notes of that series that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.08.

No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(e) In case the Trustee shall have proceeded to enforce any right with respect to Notes of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

SECTION 6.02 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Company covenants that (1) in case it shall default in the payment of any installment of interest on any of the Notes of a series as and when the same shall have become due and payable, and such default shall have continued for a period of 30 days, or (2) in case it shall default in the payment of the principal of, or premium, if any, on any of the Notes of a series when the same shall have become due and payable, whether upon maturity of the Notes of a series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes of that series, the whole amount that then shall have been become due and payable on all such Notes for principal, and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal, and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Notes of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

(b) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes of that series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Notes of that series, wherever situated.

(c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Notes of such series allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Notes of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it under Section 7.06.

(d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Notes of that series, may be enforced by the Trustee without the possession of any of such Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the Holders of the Notes of such series.

In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.03 Application of Moneys Collected.

Any moneys collected by the Trustee pursuant to this Article with respect to a particular series of Notes shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal, or premium, if any, or interest, upon presentation of the Notes of that series, and notation thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the Trustee, its agents and counsel for amounts due under Section 7.06;

SECOND: To the payment of the amounts then due and unpaid upon Notes of such series for principal, and premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, and premium, if any, and interest, respectively and

THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 6.04 Limitation on Suits.

No holder of any Note of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Notes of such series specifying such Event of Default, as hereinbefore provided; (ii) the holders of not less than 25% in aggregate principal amount of the Notes of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (v) during such 60 day period, the holders of a majority in principal amount of the Notes of that series do not give the Trustee a direction inconsistent with the request.

Notwithstanding anything contained herein to the contrary, any other provisions of this Indenture, the right of any holder of any Note to receive payment of the principal of, and premium, if any, and interest on such Note, as therein provided, on or after the respective due dates expressed in such Note (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder and by accepting a Note hereunder it is expressly understood, intended and covenanted by the taker and holder of every Note of such series with every other such taker and holder and the Trustee, that no one or more holders of Notes of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes of such series. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 6.05 Rights and Remedies Cumulative; Delay or Omission Not Waiver.

(a) Except as otherwise provided in Section 2.07, all powers and remedies given by this Article to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Notes.

(b) No delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

SECTION 6.06 Control by Holders.

The holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding, determined in accordance with Section 8.04, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or be unduly prejudicial to the rights of holders of Notes of any other series at the time Outstanding determined in accordance with Section 8.04. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

SECTION 6.07 Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Notes by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding more than 10% in aggregate principal amount of the Outstanding Notes of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on any Note of such series, on or after the respective due dates expressed in such Note or established pursuant to this Indenture.

SECTION 6.08 Waiver of Past Defaults.

The holders of not less than a majority in principal amount of the Outstanding Notes of any series, determined in accordance with Section 8.04, may on behalf of the holders of all the Notes of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of or any premium or interest on any Note of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the holder of each Outstanding Note of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

ARTICLE VII

CONCERNING THE TRUSTEE

SECTION 7.01 Certain Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Notes of a series and after the curing or waiving of all such Events of Default with respect to that series that may have occurred:

(1) the duties and obligations of the Trustee shall with respect to the Notes of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Notes of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Notes of such series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b) In case an Event of Default with respect to the Notes of a series has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Notes of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes of any series at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes of that series; and

(4) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

SECTION 7.02 Certain Rights of Trustee.

Except as otherwise provided in Section 7.01:

(a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company, by the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c) The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

(e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the rights, privileges, protections, and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty;

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes of such series and this Indenture;

(k) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(l) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities; and

(m) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03 Trustee Not Responsible for Recitals or Issuance or Notes.

(a) The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.

(c) The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

SECTION 7.04 May Hold Notes.

The Trustee or any Paying Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Note Registrar.

SECTION 7.05 Moneys Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

SECTION 7.06 Compensation and Reimbursement.

(a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company, and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

(b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.

(c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(a)(5) or Section 6.01(a)(6), the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the resignation or termination of the Trustee or the termination of this Indenture.

SECTION 7.07 Reliance on Officers’ Certificate.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08 Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 7.09 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10 Resignation and Removal; Appointment of Successor.

(a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Notes of one or more series by giving written notice thereof to the Company and by transmitting notice of resignation to the Holders of such series, as their names and addresses appear upon the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Notes of such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Notes of such series, or any Holder of that series who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any one of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of Section 7.08 after written request therefor by the Company or by any Holder who has been a bona fide holder of a Note or Notes for at least six months; or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Company may upon 30 days’ notice remove the Trustee with respect to all Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or (ii) unless the Trustee’s duty to resign is stayed as provided herein, any Holder who has been a bona fide holder of a Note or

Notes for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding may at any time remove the Trustee with respect to such series by so notifying the Trustee and the Company with 30 days prior written notice and may appoint a successor Trustee for such series with the consent of the Company.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Notes of a series pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Notes of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Notes of any particular series.

SECTION 7.11 Acceptance of Appointment By Successor.

(a) In case of the appointment hereunder of a successor trustee with respect to all Notes, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

(d) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder to the Holders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

SECTION 7.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.13 Preferential Collection of Claims against the Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

ARTICLE VIII

CONCERNING THE SECURITYHOLDERS

SECTION 8.01 Evidence of Action by Holders.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Notes of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such Holders of Notes of that series in Person or by agent or proxy appointed in writing.

If the Company shall solicit from the Holders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such series for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 8.02 Proof of Execution by Holders.

Subject to the provisions of Section 8.01, proof of the execution of any instrument by a Holder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b) The ownership of Notes shall be proved by the Register of such Notes or by a certificate of the Note Registrar thereof.

(c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

SECTION 8.03 Who May be Deemed Owners.

Prior to the due presentment for registration of transfer of any Note, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Person in whose name such Note shall be registered upon the Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.12) interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

SECTION 8.04 Certain Notes Owned by Company Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Notes of a particular series have concurred in any direction, consent of waiver under this Indenture, the Notes of that series that are owned by the Company or any other obligor on the Notes of that series or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Notes of that series shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes of such series that the Trustee actually knows are so owned shall be so disregarded. The Notes so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 8.05 Actions Binding on Future Holders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular series specified in this Indenture in connection with such action, any holder of a Note of that series that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Notes of that series.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01 Supplemental Indentures without the Consent of Holders.

In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Holders, for one or more of the following purposes:

(1) to cure any ambiguity, defect, or inconsistency herein, in the Notes of any series;

(2) to comply with Article X;

(3) to make any change that does not materially adversely affect the rights of any Holder;

(4) to add to the covenants of the Company for the benefit of the holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(5) to add any additional Events of Default for the benefit of the holders of all or any series of Notes (and if such additional Events of Default are to be for the benefit of less than all series of Notes, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(6) to add to the rights of the holders of any series of Notes;

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.11; or

(8) to provide for the issuance of Additional Notes in accordance with the other provisions of this Indenture.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02 Supplemental Indentures with Consent of Holders.

With the consent (evidenced as provided in Section 8.01) of the Holders of at least a majority in aggregate principal amount of the Notes of each series affected by such supplemental indenture or indentures at the time Outstanding, the Company, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 the rights of the Holders of the Notes of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holders of each Note then Outstanding and affected thereby, (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof; (ii) change the place of payment; (iii) reduce the amount of principal of any Note payable upon acceleration of the maturity thereof pursuant to Section 6.01(b); (iv) changed the 2027 Notes Par Call Date or the 2047 Notes Par Call Date or Redemption Price pursuant to Section 3.01; (v) change the currency in which any Note or any premium or interest is payable; (vi) impair the right to enforce any payment on or with respect to any Note; (vii) reduce the percentage in principal amount of outstanding Notes of any series, the consent of whose holders is required for modification or amendment of this Indenture or for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults; (viii) reduce the requirements contained in this Indenture for quorum or voting; (ix) modify any guarantee, including the Guarantee, in a manner that would adversely affect the Holders of the Notes; or (x) modify any of the above provisions.

It shall not be necessary for the consent of the Holders of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 9.03 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04 Notes Affected by Supplemental Indentures.

Notes of any series, affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of that series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes of that series then Outstanding.

SECTION 9.05 Execution of Supplemental Indentures.

Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, in its discretion, but shall not be obligated to, enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01, may receive an Officers’ Certificate and an Opinion of Counsel stating that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and an Opinion of Counsel stating that the supplemental indenture is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of all series affected thereby as their names and addresses appear upon the Register.

Any failure of the Trustee to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 10.01 When the Company May Consolidate, Merge, Etc.

So long as any Notes are outstanding, (i) neither the Company nor, prior to a Brighthouse Stock Distribution Event, the Guarantor may merge with or into or consolidate with another Person, (ii) the Company may not sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any Person other than one of its wholly owned subsidiaries, (iii) prior to a Brighthouse Stock Distribution Event, the Guarantor may not sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other entity other than one of its direct or indirect wholly owned subsidiaries, (iv) no Person shall merge with or into or consolidate with the Company or, prior to a Brighthouse Stock Distribution Event, the Guarantor, (v) except for any direct or indirect wholly owned subsidiary of the Company, no Person shall sell, assign, transfer, lease or convey all or substantially all of its properties and assets to the Company or (vi) except for any of its direct or indirect wholly owned subsidiaries (other than the Company), no Person shall sell, assign, transfer, lease or convey all or substantially all of its properties and assets to the Guarantor, prior to a Brighthouse Stock Distribution Event, in each case, unless:

(a) the Company or the Guarantor are the surviving corporation or the Person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance shall have been made (the “Successor”), if other than the Company or the Guarantor, shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes or the Guarantor under the Guarantee and this Indenture;

(b) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing; and

(c) the Company or the Guarantor deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such supplemental indenture and that such merger, sale, assignment, transfer, lease or other disposition complies with this Indenture.

The Successor will be the successor to the Company, and will be substituted for, and may exercise every right and power and become the obligor on the Notes with the same effect as if the Successor had been named as the Company herein but, in the case of a sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company, the predecessor Company will not be released from its obligations to pay the principal of, premium, if any, and interest on the Notes.

ARTICLE XI

GUARANTEE

SECTION 11.01 Unconditional Guarantee.

The Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as a “Guarantee”), on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.02. The Guarantor hereby agrees that (to the extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives (to the extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

SECTION 11.02 Limitation of Guarantor’s Liability.

The Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the

Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.04, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.03 Release of Guarantor.

(a) The Guarantee will be automatically and unconditionally released in all respects, the Guarantors shall have no further obligations or responsibilities under this Indenture or the Notes and the Guarantee shall have no further force and effect without any action on the part of the Trustee, the Holders of the Notes, the Company, or the Guarantor under this Indenture, upon the completion of a Brighthouse Stock Distribution Event.

(b) The Trustee shall deliver an appropriate instrument evidencing the release of the Guarantee following the occurrence of a Brighthouse Stock Distribution Event upon receipt of a request by the Company or the Guarantor accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.03.

SECTION 11.04 Contribution.

If the Guarantor makes a payment or distribution under, the Guarantee shall have the right to seek contribution from the Company, so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

ARTICLE XII

SATISFACTION AND DISCHARGE

SECTION 12.01 Satisfaction and Discharge of Indenture.

If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Notes of a series theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.07) and Notes for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company (and thereupon repaid to the Company or discharged from such trust, as provided in Section 12.05); or (b) all such Notes of a particular series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obligations sufficient or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Notes of that series not theretofore delivered to the Trustee for cancellation, including principal, and premium, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder with respect to such series by the Company then this Indenture shall thereupon cease to be of further effect with respect to such series except for the provisions of Sections 2.06, 2.07, 2.12, 4.01, 4.03, 4.04 and 7.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 7.06 and 12.05, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and upon receipt of the Trustee of the Officers’ Certificate and Opinion of Counsel pursuant to Section 15.08, and at the cost and expense of the Company shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such series.

SECTION 12.02 Discharge of Obligations.

If at any time all such Notes of a particular series not heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in Section 12.01 shall have been paid by the Company by depositing irrevocably with the Trustee as trust funds money in U.S. dollars sufficient or an amount of non-callable Governmental Obligations, the principal of and interest on which when due, will be sufficient or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all such Notes of that series not theretofore delivered to the Trustee for cancellation, including principal, and premium, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to such series, then after the date such moneys or Governmental Obligations, as the case may be, are deposited with the Trustee the obligations of the Company under this Indenture with respect to such series shall cease to be of further effect except for the provisions of Sections 2.06, 2.07, 2.12, 4.01, 4.03, 4.04, 7.06, 7.10 and 12.05 hereof that shall survive until such Notes shall mature and be paid. Thereafter, Sections 7.06 and 12.05 shall survive.

SECTION 12.03 Deposited Moneys to be Held in Trust.

All moneys or Governmental Obligations deposited with the Trustee pursuant to Sections 12.01 or 12.02 shall be held in trust and shall be available for payment as due, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the holders of the particular series of Notes for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, but such money need not be segregated from other funds, except to the extent required by law.

SECTION 12.04 Payment of Moneys Held by Paying Agents.

In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

SECTION 12.05 Repayment to Company.

Any moneys or Governmental Obligations deposited with any Paying Agent or the Trustee, or then held by the Company, in trust for payment of principal of or premium or interest on the Notes of a particular series that are not applied but remain unclaimed by the holders of such Notes for at least two years after the date upon which the principal of, and premium, if any, or interest on such Notes shall have respectively become due and payable, shall be repaid to the Company on May 31 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the Paying Agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Notes entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof.

ARTICLE XIII

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 13.01 No Recourse.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Notes.

ARTICLE XIV

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14.01 Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 14.02 or Section 14.03 applied to any Notes or any series of Notes, as the case may be, designated as being defeasible pursuant to such Sections 14.02 or 14.03, in accordance with any applicable requirements and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution.

SECTION 14.02 Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Notes or any series of Notes, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of holders of such Notes to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Notes when payments are due, (2) the Company’s obligations with respect to such Notes under Sections 2.06, 2.07, 2.10, 4.01, 4.03 and 4.04, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 14.03 applied to such Notes.

SECTION 14.03 Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Notes or any series of Notes, as the case may be, (1) the Company shall be released from its obligations under Article X, Sections 4.07 through 4.09, inclusive, and any covenants provided pursuant to Sections 9.01(4) or 9.01(7) for the benefit of the holders of such Notes and (2) the occurrence of any event specified in Sections 6.01(3) (with respect to any of Article X, Sections 4.07 through 4.09, inclusive, and any such covenants provided pursuant to Sections 9.01(4) or 9.01(7)) and 6.01(a)(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 6.01(3)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 14.04 Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 14.02 or Section 14.03 to any Notes or any series of Notes, as the case may be:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 7.09 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the holders of such Notes, (A) money in an amount, or (B) Governmental Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Notes on the respective Stated Maturities, in accordance with the terms of this Indenture and such Notes.

(2) In the event of an election to have Section 14.02 apply to any Notes or any series of Notes, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 14.03 apply to any Notes or any series of Notes, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that it has been informed by the relevant securities exchange(s) that neither such Notes nor any other Notes of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Notes or any other Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 6.01(a)(5) and 6.01(a)(6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money, pursuant to which in excess of $100,000,000 principal amount is then outstanding, to which the Company is a party or by which it is bound.

(7) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 14.05 Deposited Money and Governmental Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of Section 4.04(d), all money and Governmental Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 14.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 14.04 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Governmental Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of Outstanding Notes.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request of the Company any money or Governmental Obligations held by it as provided in Section 14.04 with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

SECTION 14.06 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Notes from which the Company has been discharged or released pursuant to Sections 14.02 or 14.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 14.05 with respect to such Notes in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the holders of such Notes to receive such payment from the money so held in trust.

ARTICLE XV

ARTICLE XIV MISCELLANEOUS PROVISIONS

SECTION 15.01 Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind their respective successors and assigns, whether so expressed or not.

SECTION 15.02 Actions by Successor.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

SECTION 15.03 Notices.

Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: Brighthouse Financial, Inc., Gragg Building, 11225 North Community House Road, Charlotte, North Carolina 28277, Attention: Treasurer, with copies of any notice of an Event of Default to the attention of the General Counsel at the same address. Any notice, election, request or demand by the Company or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

The Trustee shall have the right to accept and act upon instructions or directions pursuant to this Indenture sent in the form of a manually signed document by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Company shall provide to the Trustee an incumbency certificate listing designated persons with the authority to provide such instructions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 15.04 Governing Law.

This Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 15.05 Submission to Jurisdiction.

The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

SECTION 15.06 Waiver of Jury Trial.

EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 15.07 Treatment of Notes as Debt.

It is intended that the Notes will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

SECTION 15.08 Compliance Certificates and Opinions.

(a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 15.09 Payments on Business Days.

In any case where the date of maturity of interest or principal of any Note or the date of redemption of any Note shall not be a Business Day, then payment of interest or principal, and premium, if any, may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

SECTION 15.10 Conflict with Trust Indenture Act.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 15.11 Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 15.12 Separability.

In case any one or more of the provisions contained in this Indenture or in the Notes of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 15.13 Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 15.14 Assignment.

The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly owned subsidiary of the Company, provided that, in the event of any such assignment, the Company, will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

BRIGHTHOUSE FINANCIAL, INC., as issuer

By:	/s/ Jin Chang
Name:	Jin Chang
Title:	Treasurer

METLIFE, INC.,
prior to a Brighthouse Stock Distribution Event, as Guarantor

By:	/s/ John. D. McCallion
Name:	John D. McCallion
Title:	Executive Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Ryan Riggleman
Name:	Ryan Riggleman
Title:	Assistant Vice President

[Signature Page to Indenture]

EXHIBIT A

FORM OF 20[●] ORIGINAL NOTE

(Face of 20[●] Original Note)

BRIGHTHOUSE FINANCIAL, INC.

[●]% SENIOR NOTES DUE 20[●]

[THIS 20[●] NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS 20[●] NOTE IS NOT EXCHANGEABLE FOR 20[●] NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS 20[●] NOTE (OTHER THAN A TRANSFER OF THIS 20[●] NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS 20[●] NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS 20[●] NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT

[1]	To be included only if the 20[●] Note is issued in global form.

PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS 20[●] NOTE WAS ISSUED AND THE OFFERING MEMORANDUM PURSUANT TO WHICH THIS NOTE WAS ORIGINALLY SOLD. THE HOLDER OF THE 20[●] NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF THE NOTICE OF THE RESALE RESTRICTIONS APPLICABLE TO THE 20[●] NOTE.

THIS 20[●] NOTE MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS 20[●] NOTE BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS 20[●] NOTE, DOES NOT AND WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA AND/OR SECTION 4975 OF THE CODE OR UNDER ANY PROVISIONS OF SIMILAR LAW. BY ITS ACQUISITION OR HOLDING OF THIS 20[●] NOTE, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

[Temporary Regulation S Global Note Legend]

BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE 20[●] NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S.

PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, S.A. AND ONLY (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF SUCH RESALE RESTRICTIONS, IF THEN APPLICABLE.

[Definitive Note Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Company Name]

[●]% SENIOR NOTE DUE 20[●]

CUSIP No.

No.	$

Interest Payment Dates:                      and

Record Dates:                      and

Brighthouse Financial, Inc., a                                          (the “Company,” which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to                                         , or registered assigns, the principal sum of                                          Dollars on                  , 20[●]                                         .

Reference is hereby made to the further provisions of this 20[●] Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 20[●] Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this 20[●] Note to be duly executed.

[ ]

By:
Name:
Title:

Dated:

This is one of the 20[●] Notes referred to in the within-mentioned Indenture:

[ ], as Trustee

By:
Authorized Signatory

(Back of 20[●] Note)

[●]% Senior Notes due 20[●]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) (a) Interest. The Company promises to pay interest on the principal amount of this Note at the rate of [●]% per annum from [●], 2017 until maturity. The Company will pay interest semi-annually on [●] and [●] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this 20[●] Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [●], 2017. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this 20[●] Note from time to time at the same rate per annum on the 20[●] Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(b) Additional Interest. The Holder of this 20[●] Note is entitled to the benefits of a Registration Rights Agreement, dated [●], 2017, among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. Additional Interest will be payable in cash semi-annually on [●] and [●] of each year, or if any such date is not a Business Day, on the next succeeding business day. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Additional Interest, if any, hereon from time to time on demand at the same rate to the extent lawful.

(c) Additional Amounts. Subject to the exceptions set forth in Section 4.02 of the Indenture, the Company promises to pay as additional interest on this 20[●] Note such Additional Amounts as are necessary in order that the net payment by the Company or the Paying Agent of the principal of and interest on this 20[●] Note after withholding or deduction solely with respect to the Taxes imposed by or on behalf of any Relevant Taxing Jurisdiction, will not be less than the amount provided in this 20[●] Note to be then due and payable.

(2) Method of Payment. The Company will pay interest on the 20[●] Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of 20[●] Notes at the close of business on each                       and

immediately preceding the Interest Payment Date, even if such 20[●] Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 20[●] Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The 20[●] Notes will be payable as to principal, Redemption Price, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose. Payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price, and interest and Additional Interest (if any) on, all Global Notes and all other 20[●] Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent ten days prior to the Record Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or a domestically incorporated wholly owned subsidiary may act in any such capacity.

(4) Indenture and Guarantee. The Company issued the 20[●] Notes under an Indenture dated as of [●], 2017 (as in effect from time to time, the “Indenture”) among the Company, the Guarantor and the Trustee. The terms of the 20[●] Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code §§ 77aaa-77bbbb). The 20[●] Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The 20[●] Notes are general obligations of the Company. If any of the terms or provisions contained in the Notes conflict with any of the terms or provisions of the Indenture, those contained in the Indenture shall govern.

(5) Optional Redemption. (a) At any time and from time to time prior to [●], 20[●], the 20[●] Notes will be redeemable at the Company’s option, in whole or in part, at a Redemption Price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, such Redemption Date and the “Make-Whole Redemption Amount” (as defined below).

(b) At any time and from time to time on or after [●], 20[●], the 20[●] Notes will be redeemable at the Company’s option, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, such Redemption Date.

“Make-Whole Redemption Amount” means the sum, as calculated by the Premium Calculation Agent, of the present values of the remaining scheduled payments of principal of and interest on the 20[●] Notes to be redeemed (not including any portion of those payments of interest accrued as of any Redemption Date), as if they were redeemed on the respective Par Call Date, discounted from their respective scheduled payment dates to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [●] basis points plus accrued and unpaid interest thereon to, but excluding, such Redemption Date.

For purposes of the preceding definition:

(i) “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Redemption Date.

(ii) “Premium Calculation Agent” means an investment banking institution of national standing appointed by the Company.

(iii) “Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security or securities selected by the Premium Calculation Agent as having a maturity or interpolated maturity (on a day-count basis) comparable to the term remaining from such Redemption Date to the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

(iv) “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five applicable Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Premium Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(v) “Reference Treasury Dealers” means each of (1) Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith

Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Premium Calculation Agent after consultation with the Company.

(vi) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Premium Calculation Agent, of the bid and ask prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Premium Calculation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

(c) Notwithstanding Section 3.02 of the Indenture, the notice of redemption with respect to any redemption pursuant to Section 3.01 of the Indenture need not set forth the Redemption Price but only the manner of calculation thereof as described above.

(d) The Company shall notify the Trustee of the Redemption Price with respect to any redemption pursuant to Section 3.01(a) of the Indenture promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

(e) If less than all of the 20[●] Notes are to be redeemed, the 20[●] Notes to be redeemed shall be selected in accordance with DTC procedures. Such 20[●] Notes may be selected Notes in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any 20[●] Notes to be redeemed in part will not be less than $2,000), and the Trustee shall thereafter promptly notify the Company in writing of the numbers of 20[●] Notes to be redeemed, in whole or in part; provided that if the Senior Notes are represented by one or more Global Notes, interests in such Global Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

(6) Mandatory Redemption. (a) If a Brighthouse Stock Distribution Event has not occurred on or prior to December 31, 2017, then the Company will be required to redeem the 20[●] Notes on the Special Mandatory Redemption Date, in whole, at 101% of the then-outstanding aggregate principal amount of the 20[●] Notes, together with accrued and unpaid interest on the 20[●] Notes from the Original Issue Date or the last date on which interest has been paid to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption”). Notwithstanding the foregoing, installments of interest on 20[●] Notes that are due and payable on Interest Payment Dates falling on or before the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered holders as of the close of business on the relevant record dates.

(7) Tax Redemption. If, as a result of any change in, or amendment to, the laws of a Relevant Taxing Jurisdiction or the official interpretation thereof that is announced or becomes effective on or after the date a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts as described in Section 4.02 with respect to the 20[●] Notes, then the Company may at any time at its option redeem, in whole, but not in part, the 20[●] Notes on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the 20[●] Notes to, but excluding, the date fixed for redemption.

(8) Denominations, Transfer, Exchange. The 20[●] Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 20[●] Notes may be registered and 20[●] Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 20[●] Notes or portion of a 20[●] Notes selected for redemption, except for the unredeemed portion of any 20[●] Notes being redeemed in part. Also, it need not exchange or register the transfer of any 20[●] Notes for a period of 15 days before the mailing of a notice of redemption of 20[●] Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(9) Persons Deemed Owners. The registered Holder of a 20[●] Note may be treated as its owner for all purposes.

(10) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the 20[●] Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding 20[●] Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the then outstanding 20[●] Notes. Without the consent of any Holder of the 20[●] Notes, the Indenture and the 20[●] Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company’s obligations to Holders of the 20[●] Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to or to otherwise comply with Article X of the Indenture, to make any change that does not materially adversely affect the rights under the Indenture of any such Holder, to add to the covenants of the Company for the benefit of the Holders of the 20[●] Notes or to surrender any right or power under the Indenture conferred upon the Company, to add any additional Events of Default for the benefit of the Holders of the 20[●] Notes, to add to the rights of the Holders of the 20[●] Notes, to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the 20[●] Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 7.11 of the Indenture, or to provide for the issuance of Additional Notes in accordance with the provisions of the Indenture.

(11) Trustee Dealings with Company. Subject to certain limitations, the Trustee or any Paying Agent or Note Registrar under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 20[●] Notes with the same rights it would have if it were not a Trustee, Paying Agent or Note Registrar.

(12) No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any predecessor or successor corporation, as such, shall have any liability for any obligations of the Company or of any predecessor or successor corporation under the 20[●] Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 20[●] Note waives and releases all such liability. The waiver and release a condition to and part of the consideration for the issuance of the 20[●] Notes.

(13) Authentication. This 20[●] Note shall not be valid until authenticated by the manual signature of the Trustee.

(14) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(15) Discharge and Defeasance. If the Company deposits with the Trustee or Paying Agent cash or Governmental Obligations sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the 20[●] Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

(16) Governing Law. The Indenture and this 20[●] Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that such principles are not mandatorily applicable by statute and the application of the law of another jurisdiction would be required thereby. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the 20[●] Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company and the Trustee irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the 20[●] Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

(17) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 20[●] Notes and the Trustee may use CUSIP numbers in notices of redemption or exchange as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the 20[●] Notes or as contained in any notice of redemption, exchange or repurchase and reliance may be placed only on the other identification numbers placed thereon.

(18) Registration Rights. Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this 20[●] Note shall have the right to exchange this 20[●] Original Note for the Company’s 20[●] Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the 20[●] Original Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

(19) Request for Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

[

                                                             ]

ASSIGNMENT FORM

To assign this 20[●] Note, fill in the form below:

I or we assign and transfer this 20[●] Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                          as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this 20[●] Note.

Signature Guarantee:

Date:
Signature of Signature Guarantor

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT B

FORM OF 20[●] EXCHANGE NOTE

(Face of 20[●] Exchange Note)

Brighthouse Financial, Inc.

[●]% SENIOR NOTES DUE 20[●]

[THIS 20[●] NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS 20[●] NOTE IS NOT EXCHANGEABLE FOR 20[●] NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS 20[●] NOTE (OTHER THAN A TRANSFER OF THIS 20[●] NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[2]	To be included only if the 20[●] Note is issued in global form

BRIGHTHOUSE FINANCIAL, INC.

[●]% SENIOR NOTE DUE 20[●]

CUSIP No.

No.	$

Interest Payment Dates:                       and

Record Dates:                       and

Brighthouse Financial, Inc., a Delaware corporation (the “Company,” which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to                                         , or registered assigns, the principal sum of                      Dollars on                      , 20[●]                                              .

Reference is hereby made to the further provisions of this 20[●] Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 20[●] Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this 20[●] Note to be duly executed.

Dated:

[ ]

By:
Name:
Title:

Dated:

This is one of the 20[●] Notes referred to in the within-mentioned Indenture:

[ ], as Trustee

By:
Authorized Signatory

(Back of 20[●] Note)

[●]% Senior Notes due 20[●]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) (a) Interest. The Company promises to pay interest on the principal amount of this Note at the rate of [●]% per annum from [●], 2017 until maturity. The Company will pay interest semi-annually on [●] and [●] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this 20[●] Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [●], 2017. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this 20[●] Note from time to time at the same rate per annum on the 20[●] Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(b) Additional Interest. The Holder of this 20[●] Note is entitled to the benefits of a Registration Rights Agreement, dated [●], 2017, among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. Additional Interest will be payable in cash semi-annually on [●] and [●] of each year, or if any such date is not a Business Day, on the next succeeding business day. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Additional Interest, if any, hereon from time to time on demand at the same rate to the extent lawful.

(c) Additional Amounts. Subject to the exceptions set forth in Section 4.02 of the Indenture, the Company promises to pay as additional interest on this 20[●] Note such Additional Amounts as are necessary in order that the net payment by the Company or the Paying Agent of the principal of and interest on this 20[●] Note after withholding or deduction solely with respect to the Taxes imposed by or on behalf of any Relevant Taxing Jurisdiction, will not be less than the amount provided in this 20[●] Note to be then due and payable.

(2) Method of Payment. The Company will pay interest on the 20[●] Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of 20[●] Notes at the close of business on each                       and                       immediately preceding the Interest Payment Date, even if such 20[●] Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in

Section 2.12 of the Indenture with respect to defaulted interest. Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 20[●] Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The 20[●] Notes will be payable as to principal, Redemption Price, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose. Payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price, and interest and Additional Interest (if any) on, all Global Notes and all other 20[●] Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent ten days prior to the Record Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or a domestically incorporated wholly owned subsidiary may act in any such capacity.

(4) Indenture and Guarantee. The Company issued the 20[●] Notes under an Indenture dated as of [●], 2017 (as in effect from time to time, the “Indenture”) among the Company, the Guarantor and the Trustee. The terms of the 20[●] Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code §§ 77aaa-77bbbb). The 20[●] Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The 20[●] Notes are general obligations of the Company. If any of the terms or provisions contained in the Notes conflict with any of the terms or provisions of the Indenture, those contained in the Indenture shall govern.

(5) Optional Redemption. (a) At any time and from time to time prior to [●], 20[●], the 20[●] Notes will be redeemable at the Company’s option, in whole or in part, at a Redemption Price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, such Redemption Date and the “Make-Whole Redemption Amount” (as defined below).

(b) At any time and from time to time on or after [●], 20[●], the 20[●] Notes will be redeemable at the Company’s option, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, such Redemption Date.

“Make-Whole Redemption Amount” means the sum, as calculated by the Premium Calculation Agent, of the present values of the remaining scheduled payments of principal of and interest on the 20[●] Notes to be redeemed (not including any portion of those payments of interest accrued as of any Redemption Date), as if they were redeemed on the respective Par Call Date, discounted from their respective scheduled payment dates to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [●] basis points plus accrued and unpaid interest thereon to, but excluding, such Redemption Date.

For purposes of the preceding definition:

(i) “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Redemption Date.

(ii) “Premium Calculation Agent” means an investment banking institution of national standing appointed by the Company.

(iii) “Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security or securities selected by the Premium Calculation Agent as having a maturity or interpolated maturity (on a day-count basis) comparable to the term remaining from such Redemption Date to the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

(iv) “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five applicable Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Premium Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(v) “Reference Treasury Dealers” means each of (1) Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Premium Calculation Agent after consultation with the Company.

(vi) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Premium Calculation Agent, of the bid and ask prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Premium Calculation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

(c) Notwithstanding Section 3.02 of the Indenture, the notice of redemption with respect to any redemption pursuant to Section 3.01 of the Indenture need not set forth the Redemption Price but only the manner of calculation thereof as described above.

(d) The Company shall notify the Trustee of the Redemption Price with respect to any redemption pursuant to Section 3.01(a) of the Indenture promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

(e) If less than all of the 20[●] Notes are to be redeemed, the 20[●] Notes to be redeemed shall be selected in accordance with DTC procedures. Such 20[●] Notes may be selected in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any 20[●] Notes to be redeemed in part will not be less than $2,000), and the Trustee shall thereafter promptly notify the Company in writing of the numbers of 20[●] Notes to be redeemed, in whole or in part; provided that if the Senior Notes are represented by one or more Global Notes, interests in such Global Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

(6) Tax Redemption. If, as a result of any change in, or amendment to, the laws of a Relevant Taxing Jurisdiction or the official interpretation thereof that is announced or becomes effective on or after the date a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts as described in Section 4.02 with respect to the 20[●] Notes, then the Company may at any time at its option redeem, in whole, but not in part, the 20[●] Notes on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the 20[●] Notes to, but excluding, the date fixed for redemption.

(7) Denominations, Transfer, Exchange. The 20[●] Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 20[●] Notes may be registered and 20[●] Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 20[●] Notes or portion of a 20[●] Notes selected for redemption, except for the unredeemed portion of any 20[●] Notes being redeemed in part. Also, it need not exchange or register the transfer of any 20[●] Notes for a period of 15 days before the mailing of a notice of redemption of 20[●] Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(8) Persons Deemed Owners. The registered Holder of a 20[●] Note may be treated as its owner for all purposes.

(9) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the 20[●] Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding 20[●] Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the then outstanding 20[●] Notes. Without the consent of any Holder of the 20[●] Notes, the Indenture and the 20[●] Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company’s obligations to Holders of the 20[●] Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to or to otherwise comply with Article X of the Indenture, to make any change that does not materially adversely affect the rights under the Indenture of any such Holder, to add to the covenants of the Company for the benefit of the Holders of the 20[●] Notes or to surrender any right or power under the Indenture conferred upon the Company, to add any additional Events of Default for the benefit of the Holders of the 20[●] Notes, to add to the rights of the Holders of the 20[●] Notes, to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the 20[●] Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 7.11 of the Indenture, or to provide for the issuance of Additional Notes in accordance with the provisions of the Indenture.

(10) Trustee Dealings with Company. Subject to certain limitations, the Trustee or any Paying Agent or Note Registrar under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 20[●] Notes with the same rights it would have if it were not a Trustee, Paying Agent or Note Registrar.

(11) No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any predecessor or successor corporation, as such, shall have any liability for any obligations of the Company or of any predecessor or successor corporation under the 20[●] Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 20[●] Note waives and releases all such liability. The waiver and release a condition to and part of the consideration for the issuance of the 20[●] Notes.

(12) Authentication. This 20[●] Note shall not be valid until authenticated by the manual signature of the Trustee.

(13) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(14) Discharge and Defeasance. If the Company deposits with the Trustee or Paying Agent cash or Governmental Obligations sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the 20[●] Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

(15) Governing Law. The Indenture and this 20[●] Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that such principles are not mandatorily applicable by statute and the application of the law of another jurisdiction would be required thereby. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the 20[●] Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company and the Trustee irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the 20[●] Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

(16) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 20[●] Notes and the Trustee may use CUSIP numbers in notices of redemption or exchange as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the 20[●] Notes or as contained in any notice of redemption, exchange or repurchase and reliance may be placed only on the other identification numbers placed thereon.

(17) Request for Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

[

                                                             ]

ASSIGNMENT FORM

To assign this 20[●] Note, fill in the form below:

I or we assign and transfer this 20[●] Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                          as agent to transfer this 20[●] Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this 20[●] Note.

Signature Guarantee:

Date:
Signature of Signature Guarantor

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT C(1)

FORM OF REGULATION S CERTIFICATE

                                 ,

[                                         ]

Re:	Brighthouse Financial, Inc. (the “Company”)
[●]% Senior Notes due 20[●] (the “20[●] Notes”)

Dear Sirs:

This letter relates to U.S. $         principal amount at maturity of 20[●] Notes represented by a certificate (the “Legended Certificate”) which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 2.01 of the Indenture (the “Indenture”) dated as of                  , 2017 relating to the 20[●] Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the 20[●] Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S).

Very truly yours,

[Name of Holder]

By:
Authorized Signature

C(1)-1

EXHIBIT C(2)

CERTIFICATE TO BE DELIVERED

UPON EXCHANGE OR REGISTRATION OF TRANSFER OF 20[●] NOTES

                             ,

[                                         ]

Re:	Brighthouse Financial, Inc. (the “Company”)
[●]% Senior Notes due 20[●] (the “20[●] Notes”)

Dear Sirs:

This Certificate relates to $         principal amount of 20[●] Notes held in *     book-entry or *     certificated form by                      (the “Transferor”).

The Transferor:*

☐ has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a 20[●] Note or 20[●] Notes in certificated, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

☐ has requested the Trustee by written order to exchange or register the transfer of a 20[●] Note or 20[●] Notes.

In connection with such request and in respect of each such 20[●] Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned 20[●] Notes and as provided in Section 2.06 of such Indenture, the transfer of this 20[●] Note does not require registration under the Securities Act (as defined below) because:*

☐ Such 20[●] Note is being acquired for the Transferor’s own account, without transfer.

☐ Such 20[●] Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance on Rule 144A.

☐ Such 20[●] Note is being transferred to an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act.

C(2)-1

☐ Such 20[●] Note is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act.

☐ Such 20[●] Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

☐ Such 20[●] Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

Very truly yours,

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Date:

C(2)-2

EXHIBIT D

FORM OF CERTIFICATE TO BE

DELIVERED IN CONNECTION WITH

TRANSFERS TO NON QIB ACCREDITED INVESTORS

                                     ,

[                                     ]

Re:	Brighthouse Financial, Inc. (the “Company”)

[●]% Senior Notes due 20[●] (the “20[●] Notes”)

Dear Sirs:

In connection with our proposed purchase of     %              20[●] Senior Notes due 20[●] (the “20[●] Notes”) of the Company, we confirm that:

We understand that any subsequent transfer of the 20[●] Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of              , 2017 relating to the 20[●] Notes and the 20[●] Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the 20[●] Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

We understand that the 20[●] Notes have not been registered under the Securities Act or any other applicable securities law, and that the 20[●] Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any 20[●] Notes within two years after the original issuance of the 20[●] Notes, we will do so only (A) to the Company or any Subsidiary thereof, (B) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (F) in accordance with another exemption from the registration requirements of the Securities Act, or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the 20[●] Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

We understand that, on any proposed transfer of any 20[●] Notes prior to the later of the original issue date of the 20[●] Notes and the last date the 20[●] Notes were held by an

D-1

affiliate of the Company pursuant to paragraphs 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions. We further understand that the 20[●] Notes purchased by us will bear a legend to the foregoing effect.

We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the 20[●] Notes, and we and any accounts for which we are acting are acquiring the 20[●] Notes for investment purposes and not with a view to, or offer of sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

We are acquiring the 20[●] Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Transferee)

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

                                     ,

[                                         ]

Re:	Brighthouse Financial, Inc. (the “Company”)

[●]% Senior Notes due 20[●] (the “20[●] Notes”)

Dear Sirs:

In connection with our proposed sale of $         aggregate principal amount at maturity of the 20[●] Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

(1) the offer of the 20[●] Notes was not made to a person in the United States;

(2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

E-1

Exhibit F

FORM OF INCUMBENCY CERTIFICATE

Name	Title	Signature

F-1